File Persuant to 424(b)(3)
SEC  File No.333-181423

PROSPECTUS

45,000,000 SHARES

COMMON STOCK

We are offering 45,000,000 shares of common stock on our own account through this prospectus for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Our common stock is presently traded on the Over the Counter Bulletin Board under the trading symbol “OCEL”.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7 to 8 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are offering up to 45,000,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officer and directors will attempt to sell the shares, without any involvement of underwriters or broker-dealers.  This prospectus will permit our officer and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell.  Our officer and directors will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The intended methods of communication include, without limitations, telephone and personal contact.  For more information, see the section of this prospectus entitled "Plan of Distribution”.  The shares will be offered at a fixed price of $0.30 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is: June 21, 2012

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2

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are a development stage company.  From inception to March 31, 2012, we have earned limited revenues of $4,000.  We have minimal assets, and have incurred losses since inception.

We intend to build our business through the commercialization of ocean energy extraction technologies.  We design, develop, manufacture, license, and service non-polluting, renewable electric power generating plants using innovative, patent protected wave energy and wind energy extraction technologies.

Global Renewable Energy

World net electricity generation increases by 87 percent from 18.8 trillion KWh in 2007 to 25.0 trillion KWh in 2020 and 35.2 trillion KWh by 20351.  Although the recession slowed the rate of growth in electricity demand in 2008 and 2009, growth returns to pre-recession rates by 20151.

The rapid increase in world energy prices from 2003 to 2008, combined with concerns about the environmental consequences of greenhouse gas emissions, has led to renewed interest in alternatives to fossil fuels—particularly, nuclear power and renewable resources.  As a result, long-term prospects continue to improve for generation from both nuclear and renewable energy sources—supported by government incentives and by higher fossil fuel prices.  From 2007 to 2035, world renewable energy use for electricity generation grows by an average of 3.0 percent per year and the renewable share of world electricity generation increases from 18 percent in 2007 to 23 percent in 20351.  (1 U.S. Energy Information Administration, International Energy Outlook 2010).

We have minimal revenues, have achieved significant losses since inception, have had only limited operations and have been issued a going concern opinion by our auditors.  To date, we have entered into agreements with the following parties:

As of May 10, 2012, we have total cash on hand of $357,291 in our bank accounts.  We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy.  The financing we need may not be available when needed.  Even if financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences or other terms.  Our inability to obtain financing will inhibit to implement our development strategy, which could require us to diminish or suspend our operations and possibly cease our operations.

We were incorporated on January 10, 2006 under the laws of the state of Nevada.  Our principal office is located at 112 North Curry Street, Carson City, Nevada 89703.  Our telephone number is (775) 321-8216.

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The Offering:

Securities Being Offered	Up to 45,000,000 shares of common stock.
Terms of the Offering

We are offering up to 45,000,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officer and directors will attempt to sell the shares, without any involvement of underwriters or broker-dealers.

Securities Issued And to be Issued	55,800,000 shares of our common stock are issued and outstanding as of the date of this prospectus. We are offering up to 45,000,000 in a direct public offering.
Use of Proceeds	We will receive proceeds from the shares of our common stock that we sell we sell pursuant to our Direct Public Offering. See “Use of Proceeds.”
Market for the common stock

Our common stock is quoted on the OTC Bulletin Board, under the trading symbol “OCEL.OB”.  The price range of our common stock for the last 12 months was a high of $1.01 to a low of $0.21 per share.   The market for our stock may be highly volatile.  We cannot assure you that there will be a market in the future for our common stock.

Summary Financial Information (unaudited)

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	March 31, 2012	As of December 31, 2011
Balance Sheet
Total Assets	$7,454,838	$7,217,709
Total Liabilities	$1,049,919	$1,141,601
Stockholders’ Equity	$6,404,919	$6,076,108
	For the three months ended March 31, 2012	Period from January 10, 2006 (date of inception) to March 31, 2012
Income Statement
Revenue	$-	$4,000
Total Operating Expenses	$1,647,928	$1,912,037
Net Loss	$(1,675,189)	$(1,908,942)

4

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

WE ONLY HAVE LIMITED OPERATIONS AND WE HAVE NOT GENERATED SIGNIFICANT REVENUES OR PROFITS TO DATE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS

We were incorporated on January 10, 2006 and have only realized minimal revenues.  We only have limited operations upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by developing and marketing renewable electric power generating plants.  We cannot guarantee that we will be successful in generating significant revenues and profit in the future.  Failure to generate significant revenues and profit will cause us to suspend or cease operations.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

THERE IS NO MINIMUM OFFERING AND THEREFORE YOUR INVESTMENT MAY BE USED EVEN THOUGH SUCH INVESTMENT WILL NOT SATISFY OUR CAPITAL REQUIREMENTS TO COMPLETE ANY PROJECT.

Our directors have not specified a minimum offering amount and there in no escrow account in operation.  Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering.  If this were to occur, we might be forced to curtail or abandon our operations with a loss to investors who purchase stock under this Prospectus.

IF RICARDO PRATS, OUR SOLE OFFICER, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director, Ricardo Prats, for the future success of our business.  The loss of the services of Mr. Prats could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Mr. Prats and we do not have a contract for his services.

WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED PERSONNEL.  OUR FAILURE TO DO SO COULD CAUSE US TO GO OUT OF BUSINESS.

Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance and product development personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel.  Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition or cause us to go out of business.

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED, WHICH COULD CAUSE US TO DISCONTINUE OUR OPERATIONS.

We will require significant expenditures of capital in order to acquire and develop our planned operations.  We plan to obtain the necessary funds through private equity offerings.  We may not be able to raise sufficient amounts from our planned sources.  In addition, if we drastically underestimate the total amount needed to fully implement our business plan, our ability to continue our business will be adversely affected.

Our ability to obtain additional financing is subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us.  If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure.  In such an event, we intend to implement expense reduction plans in a timely manner.  However, these actions would have material adverse effects on our business, revenues, operating results and prospects, resulting in a possible failure of our business.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT WORLDWIDE ECONOMIC CRISIS

Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals and thus generate significant revenue.

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WE ONLY HAVE ONE OFFICER WHO IS ALSO OUR ONLY DIRECTOR WHICH MAY LEAD TO FAULTY CORPORATE GOVERNANCE.

We only have one executive officer who is also our sole director and he makes all of the decisions regarding corporate governance.  This includes his (executive) compensation, accounting overview, related party transactions and so on.  He will also have full control over matters that require Board of Directors approval.  This may introduce conflicts of interest and prevent the segregation of executive duties from those that require Board of Directors’ approval.  This may lead to ineffective disclosure and accounting controls.  Non-compliance with laws and regulations may result in fines and penalties.  Mr. Prats would have the ability to take any action as he himself reviews them and approves them.  We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

RISKS RELATED TO OUR INDUSTRY

CURRENCY EXCHANGE RATE FLUCTUATIONS MAY INCREASE OUR COSTS.

The exchange rates between the U.S. dollar and non-U.S. currencies in which we conduct our business have and will likely fluctuate in the future.  Any appreciation in the value of these non-U.S. currencies would result in higher expenses for our company.  We do not have any hedging arrangements to protect against such exchange rate exposures.

IMPORT/EXPORT REGULATIONS AND TARIFFS MAY CHANGE AND INCREASE OUR COSTS.

We are subject to risks associated with the regulations relating to the import/export of products.  We cannot predict whether the import/export of our products will be adversely affected by changes in, or enactment of new quotas, duties, taxes or other charges or restrictions imposed by countries in the future.  Any of these factors could have a material adverse effect on our operating costs.

ELECTRICAL REGULATIONS AND TARIFFS MAY CHANGE AND INCREASE OUR COSTS.

We are subject to risks associated with the regulations relating to our electrical products.  We cannot predict whether electrical regulations and tariffs will be adversely affected by changes in, or enactment of new quotas, duties, taxes or other charges or restrictions imposed by governments in the future.  Any of these factors could have a material adverse effect on our operating costs.

OBTAINING PERMISSION FOR SEA INSTALLATIONS MAY CHANGE AND INCREASE OUR COSTS.

We are subject to risks associated with obtaining governmental approvals for our wave technologies.  We cannot predict whether approvals required for such sea installations will be adversely affected by changes in, or enactment of new quotas, duties, taxes or other charges or restrictions imposed by governments in the future.  Any of these factors could have a material adverse effect on our operating costs.

RISKS RELATED TO OUR OFFERING

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

THE PRICE AND TRADING VOLUME OF OUR COMMON STOCK WILL BE HIGHLY VOLATILE AND COULD ADVERSELY AFFECT YOUR ABILITY TO SELL YOUR SHARES AND THE AVAILABLE PRICE FOR THE SHARES WHEN SOLD.

Our common stock trades sporadically on the Over the Counter Bulletin Board.  We expect that the market for our stock will be highly volatile.  We cannot assure you that there will be a market in the future for our common stock.  Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.  You may not be able to sell your shares at your purchase price or at any price at all.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

YOUR PERCENTAGE OWNERSHIP MAY BE DILUTED BY FUTURE ISSUANCES OF CAPITAL STOCK, WHICH COULD REDUCE YOUR INFLUENCE OVER MATTERS ON WHICH STOCKHOLDERS VOTE.

Our Board of Directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options or shares that may be issued to satisfy our payment obligations.  Issuances of additional common stock would reduce your influence over matters on which our stockholders vote.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO EARN A RETURN ON YOUR INVESTMENT WITH US.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.  Therefore, you may have difficulty earning a return on your investment with us.

THERE IS NO MINIMUM OFFERING AMOUNT AND THEREFORE YOUR INVESTMENT MAY BE USED EVEN THOUGH SUCH INVESTMENT WILL NOT SATISFY OUR CAPITAL REQUIREMENTS TO COMPLETE ANY PROJECT.

Our director has not specified a minimum offering amount and there in no escrow account in operation.  Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering.  If this were to occur, we might be forced to curtail or abandon our operations with a loss to investors who purchase stock under this Prospectus.

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Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will receive all of the proceeds from the sale of the common stock offered through this prospectus in our direct public offering.  We are offering up to 45,000,000 shares in a direct public offering, without the involvement of underwriters or broker-dealers.

Based on the maximum offering price, we estimate that our net proceeds from the Offering, after deducting commission and other estimated expenses payable in relation to the Offering (estimated to be $35,000) will be approximately $13,465,000.  We cannot guarantee that we will sell any or all of the shares being offered by us.  This is a best efforts offering with no minimum offering amount.

We intend to use our net proceeds from the Offering for the following purposes:

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approximately $3,250,000 for capital expenditures;

·

approximately $7,940,000 for operations; and

·

approximately $2,260,000 for working capital.

The foregoing represents our best estimate of our allocation of our net proceeds from the Offering based on our current plans and estimates regarding our anticipated expenditures.  Actual expenditures may vary from these estimates, and we may find it necessary or advisable to re-allocate our net proceeds within the categories described above or to use portions of our net proceeds for other purposes.

Pending the use of our net proceeds in the manner described above, we may also use our net proceeds for our working capital, place the funds in fixed deposits with banks and financial institutions or use the funds to invest in short-term money market instruments, as our Directors may deem appropriate in their absolute discretion.

We estimate that the expenses of the Offering and the application for listing, including the underwriting fees and selling commission, and all other incidental expenses relating to the Offering, will amount to approximately $35,000.

Our direct public offering is being made on a self-underwritten basis - with no minimum and a maximum of $13,500,000.  The table below sets forth the use of proceeds if 25%, 50%, 75% or 100% is sold.

	25%	50%	75%	100%
Gross Proceeds	$3,375,000	$6,750,000	$10,125,000	$13,500,000
Offering Expenses	$35,000	$35,000	$35,000	$35,000
Net Proceeds	$3,340,000	$6,715,000	$10,090,000	$13,465,000

The proceeds will be used as follows:

	25%	50%	75%	100%
Capital Expenditures	806,309	1,621,068	2,435,827	3,250,586
Operations
Plus Sales	655,218	1,317,302	1,979,386	2,641,469
Less COGs	(393,594)	(791,313)	(1,189,032)	(1,586,751)
Contributed Margin	261,624	525,989	790,354	1,054,719
Less Research and Development	(314,104)	(631,500)	(948,896)	(1,266,291)
Less Marketing and Sales	(405,890)	(816,033)	(1,226,176)	(1,636,319)
Less General and Administrative	(1,729,444)	(3,477,011)	(5,224,578)	(6,972,145)
Plus Interest Income	27,229	54,743	82,258	109,772
Less Receivables	(42,257)	(84,957)	(127,656)	(170,356)
Plus Payables	231,618	465,662	699,707	933,752
Less Inventory	-	-	-	-
Subtotal Cost of Operations	1,971,225	3,963,106	5,954,987	7,946,868
Working Capital	562,466	1,130,826	1,699,186	2,267,546
Total	$3,340,000	$6,715,000	$10,090,000	$13,465,000

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Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The calculations below are based upon 35,800,000 common shares issued and outstanding and, a net tangible book value of $6,404,919 or $0.18 per share of common stock as of March 31, 2012.

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

The following assumes the sale of 100% of the shares of common stock in this offering.  After giving effect to the sale of 45,000,000 shares at an offering price of $0.30 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.18 to $0.25 per share.  This represents an immediate increase in the net tangible book value of approximately $0.07 per share to current shareholders, and immediate dilution of about $0.054 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.18
Increase per share attributable to new investors	$0.07
Net tangible book value per share after offering	$0.25
Dilution per share to new investors	$0.05
Percentage dilution	17%

The following assumes the sale of 75% of the shares of common stock in this offering.  After giving effect to the sale of 33,750,000 shares at an offering price of $0.30 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.18 to $0.24 per share.  This represents an immediate increase in the net tangible book value of approximately $0.06 per share to current shareholders, and immediate dilution of about $0.062 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.18
Increase per share attributable to new investors	$0.06
Net tangible book value per share after offering	$0.24
Dilution per share to new investors	$0.06
Percentage dilution	20%

The following assumes the sale of 50% of the shares of common stock in this offering.  After giving effect to the sale of 22,500,000 shares at an offering price of $0.30 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.18 to $0.23 per share.  This represents an immediate increase in the net tangible book value of approximately $0.05 per share to current shareholders, and immediate dilution of about $0.074 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.18
Increase per share attributable to new investors	$0.05
Net tangible book value per share after offering	$0.23
Dilution per share to new investors	$0.07
Percentage dilution	23%

The following assumes the sale of 25% of the shares of common stock in this offering.  After giving effect to the sale of 11,250,000 shares at an offering price of $0.30 per share of common stock our net tangible book value as of the closing of this offering would increase from $0.18 to $0.21 per share.  This represents an immediate increase in the net tangible book value of approximately $0.03 per share to current shareholders, and immediate dilution of about $0.092 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.30
Net tangible book value per share prior to offering	$0.18
Increase per share attributable to new investors	$0.03
Net tangible book value per share after offering	$0.21
Dilution per share to new investors	$0.09
Percentage dilution	30%

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Plan of Distribution

We are offering up to 45,000,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officer and directors will attempt to sell the shares, without any involvement of underwriters or broker-dealers.  This prospectus will permit our officer and directors   to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell.  Our officer and directors will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The intended methods of communication include, without limitations, telephone and personal contact.  For more information, see the section of this prospectus entitled "Plan of Distribution”.  The shares will be offered at a fixed price of $0.30 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.  The offering shall terminate on the earlier of (i) the date when the sale of all 45,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 45,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Ocean Electric Inc.”  No subscription may be executed nor funds delivered prior to effectiveness of the registration statement.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

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Description of Securities

General

Our authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of December 31, 2011, there were 34,400,000 shares of our common stock issued and outstanding that is held by approximately 21 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have 5,000,000 shares of preferred stock at a par value of $0.001 per share authorized of which no shares have been issued.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

10

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Chae Law, PLLC has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by PLS CPA to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

We were incorporated in the State of Nevada on January 10, 2006.

We are a start-up company and we intend to build our business through the commercialization of ocean energy extraction technologies.  We design, develop, manufacture, license, and service non-polluting, renewable electric power generating plants using innovative, patent protected wave energy and wind energy extraction technologies.

Overview

We are a development stage company.  We were incorporated in the State of Nevada on January 10, 2006.  Our common stock trades on the OTC Bulletin Board under the symbol “OCEL.OB”.

We do not have any subsidiaries.  Our principal office is located at 112 North Curry Street, Carson City, Nevada 89703.  Our telephone number is (775) 321-8216.  Our fiscal year end is December 31.

We intend to build our business through the commercialization of ocean energy extraction technologies.  We design, develop, manufacture, license, and service non-polluting, renewable electric power generating plants using innovative, patent protected wave energy and wind energy extraction technologies.

We are not involved in any bankruptcy, receivership or similar proceedings.

Current Technologies

As previously disclosed on our Form 8-K filed with the S.E.C. on October 3, 2011, we acquired certain wave energy technologies developed by Hidroflot, S.A.  Specifically we acquired a wave energy technology, patented as “half submerged power station for swell energy extraction” PCT/IB2009/000230.  We own the International Patent to this technology, which has been registered with the European Patent Agency.  This technology generates energy by the movement of waves.  Our patented wave platform has 16 “floaters” that move up and down with passing waves.  Vertical motion of the “floaters” is converted to rotary motion to drive electric generators.  The floating 6.4 MW platform is anchored to the sea floor and can be totally submerged should waves exceed 6 meters.  Platforms can be grouped together to form 50 MW “farms”.  Undersea cabling is used to connect “farms” to the onshore power grid.  Due to its compact design, submersible protection, and high MW rating, the wave platform’s acquisition and operating costs per MW are significantly less than competitive designs.  The platform is designed for both shallow and deep water applications.  The platform is currently undergoing Sea Trials prior to commercialization.

Also, as disclosed on our Form 8-K filed with the S.E.C. on December 1, 2011, we acquired certain wind offshore wind energy technologies developed by Green & Blue Sustainable Technologies.  Our wind platform moves 115+ tons of machinery from the top of the rotor blade tower (located in a nacelle) to the base of a floating spur wind turbine.  A patented fiber sling transmission system connects the rotor shaft at the top to the generator at the base of the tower.  The Nacelle and tower yaw control uses our patented mechanism under International Patent Number PCT /EP2012/054552.  Our wind turbine is designed for deep water continental shelf installations (depths of 30 m to more than 200 m).  Multiple turbines can be interconnected to form offshore wind “farms” for larger MW capacity.  By moving the generating equipment to the base of the turbine tower, the turbine center of gravity is lowered which significantly increases stability particularly during inclement weather.  With sea level access, equipment installation, maintenance, and repair costs are reduced.  The transmission and yaw systems can be adapted to any wind turbine manufacturer’s nacelle and generating equipment, thereby increasing our market opportunity for licensing rights and project services.

11

Business Opportunities

Licensing

We will market turnkey renewable power plant user licenses to Independent Power Producers (83% owners of renewable energy generating plants).  Turnkey and scalable pilot user licenses will be marketed to Independent and Public Utilities (16% owners of renewable energy generating plants).  Technology licenses and engineering support contracts will be marketed to equipment suppliers.  Partnerships, joint marketing, and other types of alliances may be formed for additional licensing opportunities.

Services

We will be a full service provider to licensed accounts.  Turnkey projects are designed, developed, and installed under a Project Management contract coordinating all aspects of the project.  Other services available under contract include pre-project planning and consulting, site investigation, installation management, and post-sales operating services (training, monitoring, maintenance, repair, and decommissioning).

Manufacturing

We will only manufacture patented critical components that require stringent engineering tolerances and/or a high degree of quality control.  Third party manufacturers will be contracted by us for all remaining equipment and paid for directly by our clients.

Sales Channels

We will maintain an internal direct sales force and a network of international sales representative organizations capable of providing technical sales support, account management, and contract administration.

Upside Opportunities

We have significant additional revenue potential from (1) international sales in addition to U.S. and European sales, (2) land-based wind platforms, (3) wave and wind platforms combined into a single renewable energy farm, and (4) us owning and operating ocean energy extraction farms.

12

Market Demand

Global electricity demand is forecasted to increase by 87 percent from 18.8 trillion KWh in 2007 to 25.0 trillion KWh in 2020 and 35.2 trillion KWh by 2035.  Global renewable electricity generation is forecasted to grow by 3.0 percent per year increasing from 18 percent in 2007 to 23 percent in 2035 driven by government incentives and higher fossil fuel prices.

Wave Energy

Pike Research forecasts ocean energy could yield a global power generation capacity of 200 GW by 2025: a market value of $400 billion.  The National Renewable Energy Laboratory (NREL) forecasts wave power generation could meet 2% of current U.S. electricity demand, providing 80 TWh/yr of power production by 2025.  The U.S. market opportunity is forecasted at 46 GW by 2025; a market value of $92 billion.

Wind Power

Europe has installed more than 830 wind turbines serving nine countries.  Almost all of the 2,300 megawatts (MW) of installed capacity has been built in shallow waters (less than 30 meters deep).  Europe is planning to add another 1,000 MW in 2010 and 50,000 MW is planned or under development for 2011 and beyond.  Our solution can work in high deep waters, opening a new market in renewable energy.  U.S. Offshore Wind Power: The United States leads the world in installed, land-based wind energy capacity but has no offshore wind projects currently in operation.  However, 20 projects representing more than 2,000 MW of capacity are in the planning and permitting process.

Competition

Wave Power Competition

To date, no single technology has emerged as the industry standard for either on-shore/near-shore or off-shore installations.  Most technologies remain in experimental development with a few in the prototype stage.

On-shore and near-shore technologies attempt to harness both the potential and kinetic energy of waves.  Although access is fairly easy, as waves approach the shore, a significant amount of energy has already been dissipated.  In addition, not all coast lines (e.g. shallow beachheads) are suitable for these types of technologies.  Another disadvantage is the installation’s environmental impact on or near the coastline.

The three on-shore/near-shore technologies are the Oscillating Water Column (OWC), Tapered Channel, and Pendulum.  After considerable research and development since the 1970’s, only OWC continues to be developed (GreenWave by OceanLinx and EVE discussed below).

Off-shore technologies are deployed in open sea deep water (>40m) where waves have not dissipated energy by approaching the coastline.  Off-shore technologies inherently also have a lower environmental impact.  There are two basic types of off-shore technologies; floating body and above sea level devices.  Floating body devices generate power based on movement of the device induced by waves.  Above sea level devices protrude 2m to 5m above the surface.  When waves move over the top of the device, water is then channeled back into the ocean through a low pressure turbine to generate electricity.

Although more recent than on-shore/near-shore technologies, off-shore technologies have proven to be more cost effective, efficient, and incur less of an impact on the environment.  As a result, most commercialization is expected to adopt one or more of these technologies.  Nine noteworthy developments are described below:

1.

Pelamis, by Ocean Power Delivery (Edinburgh, Scotland)

2.

Power Buoy, by Ocean Power Technologies (New Jersey, USA)

3.

GreenWave (near-shore) and BlueWave (off-shore) by OceanLinx (formerly Energetech, Australia)

4.

Archimedes Wave Swing by AWS Ocean Energy Ltd (Scotland)

5.

Waveplane by WavePlane Production A/S (Denmark)

6.

Wave dragon by Wave Dragon ApS (Denmark)

7.

The PIPO Buoy by Pipo Systems, S.L. (Vigo-Pontevedra, Spain)

8.

The Manchester Bobber by The University of Manchester Intellectual Property Limited (England)

9.

Anaconda Wave Energy Converter (Great Britain)

There are many other concepts, designs, and prototypes being tested in multiple countries.

13

Wind Power Competition

All wind turbines currently available have the same design configuration, namely the placement of the gear box, generator, braking, yaw control, and electronic controls in a nacelle platform mounted on top of an elevated tower.  Competitive pricing is driven more by implementation and cost of ownership than major design advantages.  We are the first company to offer a significantly improved configuration for both land based and offshore installations, with a new wind turbine concept.

Design, development and construction of wind turbines are both complex and capital intensive.  The leading companies are large, well-capitalized organizations that have entered the wind power market by leveraging other mainline businesses.  Using past experience and expertise in related industries, turbines, transformers, electronic control, and many other common components were adapted for the wind power market.  The most prominent companies are large international firms such as Vestas, General Electric, Siemens, Gamesa, Alstom, and Areva, all of which have not only provided equipment for land based wind farms but also offshore farms.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for energy and alternative energy sources.

In the face of competition, we may not be successful in acquiring, exploring or developing our technologies or interests.  Despite this, we hope to compete successfully in the wind and wave energy power industry by:

·

keeping our costs low;

·

relying on the strength of our management’s contacts; and

·

using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Subsidiaries

As of May 14, 2012 we do not have any subsidiaries.

Intellectual Property

We have not filed for any protection of our trademarks for our corporate name.  We own the copyright of our logo and all of the contents of our website, www.ocel.com.  In addition, we own the patents to the wave and wind energy technologies described above.

Research and Development Expenditures

We have not spent any amounts on research and development activities since our inception.  Our planned expenditures for our operation and exploration programs are summarized under the section of this Annual Report entitled “Management Discussion and Analysis of Financial Condition and Results of Operations.”

14

Compliance with Government Regulation

Our current and future operations are or will be subject to various laws and regulations in US, Europe and other countries in which we do or will conduct our activities.  These laws and regulations govern the protection of the environment, conservation, development, energy production, taxes, labor standards, occupational health, work safety, toxic substances, chemical products and materials, waste management, and other matters relating to the energy industry.  As we further develop our business, we will likely experience an increase in government oversight and associated costs.

Permits, registrations or other authorizations will be required for the operation of our planned energy production facilities.  These permits, registrations or authorizations are subject to revocation, modification and renewal.  Governmental authorities have the power to enforce compliance with these regulatory requirements, the provisions of required permits, registrations or other authorizations, and lease conditions, and violators are subject to civil and criminal penalties, including fines, injunctions or both.  Failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties.  Third parties may have the right to sue to enforce compliance.

We expect to be able to comply with those laws and do not believe that compliance will have a material adverse effect on our competitive position.  We have obtained, and intend to obtain all licenses and permits required by all applicable regulatory agencies in connection with any of the operations we carry out and our future activities.  We intend to maintain standards of environmental compliance consistent with regulatory requirements.  We have obtained, and will obtain at the appropriate time, environmental permits, licenses or approvals required for our operations.  We are not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations.  At this time, we do not anticipate any material capital expenditures to comply with various environmental requirements.

US Regulations

Our operations are or will be subject to various types of regulation at the federal, state and local levels.

Employees and Consultants

As of December 31, 2011, we did not have any full time or part time employees.  Our Chief Executive Officer works as a part time consultant in the areas of business development and management, contributing approximately 25% of his time to us.  We currently engage independent contractors in the areas of accounting, geologist services, legal, auditing services, investment banking and corporate development.

Employees

We currently do not have any employees other than our sole officer who devotes approximately 20 hours per week to our operations.

Research and Development Expenditures

We have not incurred any expenditure on research and development since our inception.

Subsidiaries

We currently do have any subsidiaries.

Patent and Trademarks

We acquired certain wave energy technologies developed by Hidroflot, S.A.  Specifically we acquired a wave energy technology, patented as “half submerged power station for swell energy extraction” PCT/IB2009/000230.  We own the International Patent to this technology, which has been registered with the European Patent Agency.  This technology generates energy by the movement of waves.  Our patented wave platform has 16 “floaters” that move up and down with passing waves.

We also acquired certain wind offshore wind energy technologies developed by Green & Blue Sustainable Technologies.  A patented fiber sling transmission system connects the rotor shaft at the top to the generator at the base of the tower.  The Nacelle and tower yaw control uses our patented mechanism under International Patent Number PCT /EP2012/054552.

15

Offices

Our business office is located at 112 North Curry Street, Carson City, Nevada 89703.  Our telephone number is (775) 321-8216.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 112 North Curry Street, Carson City, Nevada 89703.

Market for Common Equity and Related Stockholder Matters

There is a limited public market for our common shares.  Our common shares are quoted on the OTC Bulletin Board under the symbol “OCEL.OB”.  Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects.  We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The following table shows the high and low bid quotations of our common shares on the OTC Bulletin Board.  The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

Period	High ($)	Low ($)
October 1, 2011 – December 31, 2011	-	-
July 1, 2011 – September 30, 2011	-	-
April 1, 2011 – June 30, 2011	-	-
January 1, 2011 – March 31, 2011	0.01	0.00
October 1, 2010 – December 31, 2010	-	-
July 1, 2010 – September 30, 2010	-	-
April 1, 2010 – June 30, 2010	2.00	0.01
January 1, 2010 – March 31, 2010	2.20	0.00

Stockholders of Our Common Shares

As of the date of this registration statement, we have 23 registered shareholders.

16

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on March 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

·

1% of the total number of securities of the same class then outstanding, which will equal 54,200 shares as of the date of this prospectus; or

·

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

17

Plan of Operation

Our plan of operation for the next twelve months following the date of this prospectus is to build our business through the commercialization of our ocean energy extraction technologies.

We expect to incur the following expenses in the next 12 months in connection with our business operations; depending on how much of the offering we are successful raising:

·

Offering Capabilities

o

25% - Minimum level of equipment, personnel, and startup costs.  Research and development maintains existing technological competitiveness.  One or two small pilot installations.

o

50% - Increased leased equipment, professional services, and sales and marketing personnel.  Research and development of technological advancements.  Larger and additional pilot installations with sea trials.

o

75% - Full complement of purchased and leased equipment.  Additional sales and marketing personnel for increased global market penetration.  Research and development of new technologies and increased wave and wind energy extraction plant capacities.

o

100% - Full complement of purchased and leased equipment, sales and marketing personnel increased to maximize global market penetration.  Research and development includes improved wave and wind energy extraction technologies, new technologies, new products and larger pilot installations with longer sea trials.

·

Capital Expenditures

o

25% - Legal services, patent filings, computers, and minimum pilot and sea trial equipment purchases.

o

50% - All the above plus: Sales collateral, copywriting and printing.  Minimum pre-launch website capability, and additional equipment for pilot platforms and sea trials.

o

75% - All the above plus: Increased website functionality, additional equipment for multiple, interconnected wave and wind platforms.  Research and development equipment for new technology development.

o

100% - All the above plus: full complement of wave and wind pilot platforms and farms with undersea cable to power grid substations.  Development and test equipment for second generation wave and wind products.

·

Research and Development

o

25% - One Energy Engineer

o

50% - All the above plus: Additional outsourced research and development consulting services.

o

75% - All the above plus: Second Energy Engineer

o

100% - All the above plus: A third Energy Engineer.  Multiple outsourced research and development engineering resources, and independent laboratory testing.

·

Marketing and Sales

o

25% - One Marketing Analyst and one internal, commission based, direct Sales Representative.

o

50% - All the above plus: A second Marketing Analyst and a second internal direct Sales Representative.  Support for outside Sales Representatives.

o

75% - All the above plus: A third internal direct Sales Representative, additional outside Sales Representatives and support for Distributors (firms with multiple Sales Representatives).  Trade show attendance and traditional media advertising.

o

100% - All the above plus: Additional outside Sales Representatives and Distributors in additional geographic locations.  Online advertising and Public Relations.  Website expanded to include client projects and Sales Representative collaboration.

·

General and Administrative

o

25% - A Chief Executive Officer and a Controller.  Minimal office and assembly facilities

o

50% - All the above plus: An Executive Assistant and Office Manager.  Additional office facilities.

o

75% - All the above plus: A Chief Operating Officer / General Manager.  Internal accounting and bookkeeping.  Additional assembly facilities.  Additional insurance and auditing expenses.

o

100% - All the above plus: Additional office facilities, the full complement of assembly and test facilities.  Additional and wider patent protection, legal fees, maintenance, etc.

·

Working Capital

o

16% of the Offering Proceeds (of any amount raised) is reserved for bridging work-in-process contracts, progress-billing variances, managing accounts receivable and accounts payable variations due to delayed collections, avoiding short term debts, and managing inventory.

Currently our monthly burn rate is approximately $6,100.  However, this number is not an accurate reflection of our actual monthly cash requirement, as it will likely to be much higher once we commence operations.  Currently we have enough cash on hands to sustain our operations for approximately 48 months.

We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next six months.  Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

18

Results of Operations for the Year ended December 31, 2011 and from the period from January 10, 2006 (Date of Inception) to December 31, 2011

Revenues

We did no earn any revenues during the year ended December 31, 2011 and have earned limited revenues of $4,000 from the period from January 10, 2006 to December 31, 2011.

Expenses

We have incurred total operating expenses of $86,958 during the year ended December 31, 2011 and total operating expenses of $264,109 from the period from January 10, 2006 to December 31, 2011.  The expenses for the year ended December 31, 2011 were comprised of amortization of $50,260 and general and administrative expenses of $36,698.

From inception on January 10, 2006 to December 31, 2011 our expenses were comprised of amortization of $50,260 and general and administrative expenses of $213,849.

Liquidity and Capital Resources

As at December 31, 2011, we had cash reserves of $297,233 and working capital deficit of $127,684.

Cash Used in Operating Activities

Cash used in operating activities was $73,187 for the year ended December 31, 2011.

Cash from Financing Activities

Net cash received from financing activities was $370,420 for the year ended December 31, 2011.

Results of Operations for the three months ended March 31, 2012 compared to the three months ended March 31, 2011 and from inception to March 31, 2012.

Revenues

We did no earn any revenues during the year ended March 31, 2012 and have earned limited revenues of $4,000 from the period from January 10, 2006 to March 31, 2012.

Expenses

Our total operating expenses increased from $5,100 to $1,647,928 for the three months ended March 31, 2012 compared to the same period in 2011.  This increase in expenses is mostly due to higher management fees and amortization.  Since our inception on January 10, 2006 to March 31, 2012, we have incurred total operating expenses of $1,908,037

Liquidity and Capital Resources

As of March 31, 2012, we had cash and cash equivalents of $651,748 and a working capital surplus of $206,659.  As of March 31, 2012 our accumulated deficit was $1,982,942.  For the three months ended March 31, 2012 our net loss was $1,675,189 compared to a net loss $5,100 during the same period in 2011.  This increase was due to an increase in management fees and amortization.

Cash Used in Operating Activities

We used net cash of $24,445 in operating activities for the three months ended March 31, 2012 compared to using net cash of $nil in operating activities for the same period in 2011.  From our inception on January 10, 2006 to March 31, 2012 we have used cash of $251,829 in operating activities.

Cash from Financing Activities

We received net cash of $378,960 from financing activities for the three months ended March 31, 2012 compared to $nil in financing operating activities for the same period in 2011.  From our inception on January 10, 2006 to March 31, 2012 we have received net cash of $903,577 in financing activities.

19

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and directors and their ages as of the date of this prospectus is as follows:

       Name of Director

Age

Ricardo Prats

48

Executive Officer:

       Name of Officer

Age

                    Office_____________________

Ricardo Prats

48

President, Chief Executive Officer, Secretary,

Treasurer, Chief Financial Officer, Principal Accounting Officer

Biographical information

Set forth below is a brief description of the background and business experience of our sole officer and our directors for the past five years.

Ricardo Prats, Director and President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer

Since December 21, 2011, Ricardo Prats has been our president, chief executive officer, secretary, chief financial officer, principal accounting officer and a member of the board of directors.  From May 2005 to present, Mr. Prats has been the owner and Chief Executive Officer of Hidroflot, S.A., a private company involved in wave renewables energies.  Mr. Prats also created and funded Asturflot, S.A. in 2008 and Ocean Electric de Cantabria, S.L. in 2009.  Both of these companies are subsidiaries of Hidroflot devoted to marine renewables energy production in the north coast of Spain.  In 2010, Mr. Prats, founded and is the sole shareholder of Green & Blue Sustainable Technologies, a private company whose aim was to develop a new wind energy turbine concept.  In 2011, Mr. Prats founded and is the sole shareholder of Green & Drive Electric, a private company who is devoted to the commercialization of electric vehicles for sustainable mobility.

Mr. Prats has received numerous awards throughout his illustrious career.  In 2008 Mr. Prats received the Excellence in Entrepreneurship Award in Energy in the Keiretsu Forum organized jointly with the Chamber of Commerce in Barcelona and California Chamber of Commerce.  In addition, Mr. Prats has received honorable mention in the VI International Congress of Engineering projects in Barcelona, Spain and a silver medal in Salon des Inventions de Genève in 2003.

20

Independent Directors

The rules of the SEC require that we, because we are not listed on any national securities exchange, choose a definition of director “independence” for purposes of determining which directors are independent.  We have chosen to follow the definition of independence as determined by the Marketplace Rules of The Nasdaq National Market (“NASDAQ”).  Pursuant to NASDAQ’s definition, we do not have any independent directors.

Term of Office

Our officers and our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

There are no persons other than our officers and directors above are expected by us to make a significant contribution to our business.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on January 10, 2006 to December 31, 2011(our fiscal year end).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary FY 2010 ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Ricardo Prats, President, CEO, Secretary, Treasurer, CFO, Principal Accounting Officer and Director	2011	None	None	None	None	None	None	None	None
	2010	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Employment Agreements

We do not have any employment agreements.

21

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is 112 North Curry Street, Carson City, Nevada 89703.

Shareholders	Number of Shares	Percentage
Ricardo Prats (1)	45,000,000	80.6%
All directors and executive officers as a group [1 person]	45,000,000	80.6%
Francisco Quiros Krum (2)	3,500,000	6.3%
Zenith Equity Group Ltd.	5,900,000	10.6%

(1)

Ricardo Prats is our sole officer and director.  Mr. Prats’s beneficial ownership includes 25,000,000 shares held by Green & Blue Sustainable Technologies, a company which Mr. Prats has voting and investment control over.

(2)

Francisco Quiros Krum is our former President and Director.

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 55,800,000 shares of common stock outstanding as of May 14, 2012.

Certain Relationships and Related Transactions

As at March 31, 2012, we owed $15,796 (2011 - $15,796) to our former President.  The amounts were used to fund operations.  The amounts owing are unsecured, non-interest bearing, and due on demand.

On October 3, 2011, we purchased the rights to a wave energy technology from Hidroflot, S.A., a company which our President has voting and investing control over, for $1,400,000.

On December 13, 2011, we purchased the rights to an off-shore wind energy technology from Green & Blue Sustainable Technologies, a company solely owned by our President, for 25,000,000 common shares with a fair value of $5,750,000.

Except as disclosed above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

·

Any of our directors or officers;

·

Any person proposed as a nominee for election as a director;

·

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

·

Our sole promoter, Ricardo Prats;

·

Any relative or spouse of any of the foregoing persons who has the same house as such person;

·

Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

We do not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Our board members are responsible for review, approval and ratification of “related-person transactions” between us and any related person.  Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

22

Financial Statements

INDEX TO FINANCIAL STATEMENTS

Index

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets as of December 31, 2011 and 2010	F-2

Consolidated Statements of Operations for the years ended December 31, 2011 and 2010, and for the period from January 10, 2006 (Date of Inception) to December 31, 2011	F-3

Consolidated Statements of Stockholders’ Equity (Deficit) for the period from January 10, 2006 (Date of Inception) to December 31, 2011	F-4

Consolidated Statements of Cash Flows for the years ended December 31, 2011 and 2010, and for the period from January 10, 2006 (Date of Inception) to December 31, 2011	F-5

Notes to Consolidated Financial Statements	F-6

23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Ocean Electric Inc.

We have audited the accompanying balance sheets of Ocean Electric Inc. (A Development Stage “Company”) as of December 31, 1011 and 2010 and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended December 31, 2011 and 2010, and for the period from January 10, 2006 (inception) to December 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ocean Electric Inc. as of December 31, 2011 and 2010, and the result of its operations and its cash flows for the years then ended December 31, 1011 and 2010 and for the period from January 10, 2006 (inception) to December 31, 2011 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PLS CPA

____________________

PLS CPA, A Professional Corp.

April 5, 2012

San Diego, CA. 92111

F-1

OCEAN ELECTRIC INC.

(formerly known as Gold Holding Corp.)

(A Development Stage Company)

Balance Sheets

(Expressed in US dollars)

	December 31, 2011 $	December 31, 2010 $

ASSETS

Current Assets
Cash	297,233	–
Prepaid expenses	2,498	–

Total current assets	299,731

Other Assets
Intangible assets, net	6,917,978	–
Total Other Assets	6,917,978	–

Total Assets	7,217,709	–

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accounts payable and accrued liabilities	2,943	7,570
Loan payable to related party	15,796	29,606
Current portion of long-term debt (Note 4)	408,676	–

Total Current Liabilities	427,415	37,176

Long- Term Liabilities

Long-term debt, net of current portion (Note 4)	714,186	–
Total long-term liabilities	714,186	–

Total Liabilities	1,141,601	37,176

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock
Authorized: 5,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 70,000,000 common shares with a par value of $0.001 per share	34,400	4,900
Issued and outstanding: 34,400,000 and 4,900,000 common shares

Additional Paid-In Capital	6,349,461	149,055

Accumulated Deficit during the Development Stage	(307,753)	(191,131)

Total Stockholders’ Equity (Deficit)	6,076,108	(37,176)

Total Liabilities and Stockholders’ Equity (Deficit)	7,217,709	–

(The accompanying notes are an integral part of these financial statements)

F-2

OCEAN ELECTRIC INC.

(formerly known as Gold Holding Corp.)

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

	For the year ended December 31, 2011 $	For the year ended December 31, 2010 $	Accumulated from January 10, 2006 (Date of Inception) to December 31, 2011 $

Revenues	–	–	4,000

Operating Expenses

Amortization	50,260	–	50,260
General and administrative	36,698	13,610	213,849

Total Operating Expenses	86,958	13,610	264,109

(Loss) From Operations	(86,958)	(13,610)	(264,109)

Other Income (Expense)

Interest expense	(29,664)	–	(29,664)
Other expense	–	–	(17,980)
Total Other Income (Loss)	(29,664)	–	(47,644)

Net Loss	(116,622)	(13,610)	(307,753)
Net Loss per Share – Basic and Diluted	(0.02)	(0.00)
Weighted Average Shares Outstanding – Basic and Diluted	5,680,274	4,900,000

(The accompanying notes are an integral part of these financial statements)
F-3

OCEAN ELECTRIC INC.

(formerly known as Gold Holding Corp.)

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

From January 10, 2006 (Date of Inception) to December 31, 2011

(Expressed in US dollars)

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – January 10, 2006 (Date of Inception)	–	–	–	–	–

Common stock issued for cash at $0.03 per share	3,800,000	3,800	95,155	–	98,955

Common stock issued for cash at $0.05 per share	1,100,000	1,100,	53,900	–	55,000

Net loss for the period	–	–	–	(96,645)	(96,645)
	–	–
Balance – December 31, 2006	4,900,000	4,900	149,055	(96,645)	57,310

Net loss for the year	–	–	–	(34,639)	(34,639)
	–	–
Balance – December 31, 2007	4,900,000	4,900	149,055	(131,284)	22,671

Net loss for the year	–	–	–	(34,127)	(34,127)
	–	–
Balance – December 31, 2008	4,900,000	4,900	149,055	(165,411)	(11,456)

Net loss for the year	–	–	–	(12,110)	(12,110)
	–	–
Balance – December 31, 2009	4,900,000	4,900	149,055	(177,521)	(23,566)

Net loss for the year	–	–	–	(13,610)	(13,610)
	–	–
Balance – December 31, 2010	4,900,000	4,900	149,055	(191,131)	(37,176)

Common stock issued for cash at $0.10 per share	4,500,000	4,500	445,500	–	450,000

Common stock issued for intangible asset	25,000,000	25,000	5,725,000	–	5,750,000

Forgiveness of related party debt	–	–	29,906	–	29,906

Net loss for the year	–	–	–	(116,622)	(116,622)
	–	–
Balance – December 31, 2011	34,400,000	34,400	6,349,461	(307,753)	6,076,1087

(The accompanying notes are an integral part of these financial statements)

F-4

OCEAN ELECTRIC INC.

(formerly known as Gold Holding Corp.)

(A Development Stage Company)

Statements of Cash flows

(Expressed in US dollars)

	For the year ended December 31, 2011 $	For the year ended December 31, 2010 $	Accumulated from January 10, 2006 (Date of Inception) to December 31, 2011 $

Cash Flow From Operating Activities

Net loss	(116,622)	(13,610)	(307,753)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation of intangible assets	50,260	–	50,260

Changes in operating assets and liabilities:

Accounts payable	(4,327) )	–	3,243
Prepaid expenses	(2,498)	5,010	(2,498)

Net Cash Used In Operating Activities	(73,187)	(8,600)	(257,048)

Cash Flow From Investing Activities	–	–	–

Cash Flow From Financing Activities

Proceeds from related parties	15,796	8,600	45,702
Repayments of long-term debt	(95,376)	–	(95,376)
Common stock issued for cash	450,000	–	603,955

Net Cash Provided By Financing Activities	370,420	8,600	554,281

Increase in Cash	297,233	–	297,233

Cash – Beginning of Period	–	–	–

Cash – End of Period	297,233	–	297,233

Non-cash investing and financing activities

Debt forgiveness from related party	29,606	–	29,606
Common stock issued for intangible assets	5,750,000	–	5,750,000
Note payable issued for intangible assets	1,218,238	–	1,218,238

Supplemental Disclosures

Interest paid	29,664	–	29,664
Income tax paid	–	–	–

(The accompanying notes are an integral part of these financial statements)
F-5

1.

Nature of Operations and Continuance of Business

Ocean Electric Inc. (the “Company”) was incorporated in the State of Nevada on January 10, 2006. On October 27, 2009, the Company changed its name from Royal Equine Alliance Corp. to Gold Holding Corp., and on January 23, 2012, changed its name from Gold Holding Corp. to Ocean Electric Inc. The Company is a development stage company that plans to focus on alternative energy sources. The Company is a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  As of December 31, 2011, the Company has a working capital deficit of $127,684 and an accumulated deficit of $307,753.  The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is December 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances.  The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  The actual results experienced by the Company may differ materially and adversely from the Company’s estimates.  To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

F-6

2.

Summary of Significant Accounting Policies (continued)

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.  Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

e)   Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, loan payable to related party and long-term debt.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.  We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of December 31, 2011 and 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

F-7

2.

Summary of Significant Accounting Policies (continued)

g)

Intangible Assets

Intangible assets are comprised of patents and licenses relating to wave energy and wind energy technology.  The intangible assets are externally acquired and are amortized straight-line over a useful life of fifteen years with zero residual value.

h)

Impairment of Long-Lived Assets

In accordance with ASC 360, Property Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable.  Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances.  An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

i)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Intangible Assets

			December 31,	December 31,
			2011	2010
		Accumulated	Net Carrying	Net Carrying
	Cost	Amortization	Value	Value
	$	$	$	$

Wave energy technology	1,218,238	19,803	1,198,434	–
Wind energy technology	5,750,000	30,457	5,719,543	–

	6,968,238	50,260	6,917,978	–

On October 3, 2011, the Company acquired all of the rights and patents to a wave energy technology developed by Hidroflot, S.A.  The purchase price is $1,400,000 for the technology, which is payable in thirty-three monthly installments, and has been recorded at the present value of $1,218,238, based on the present value of payments.

On December 13, 2011, the Company acquired all of the rights and patents to an off-shore wind energy technology developed by Green & Blue Sustainable Technologies.  The Company issued 25,000,000 common shares as full payment for the acquisition, with a market value of $5,750,000.

Estimated Amortization Expense	$

For the year ended December 31, 2012	464,549
For the year ended December 31, 2013	464,549
For the year ended December 31, 2014	464,549
For the year ended December 31, 2015	464,549
For the year ended December 31, 2016	464,549

F-8

4.

Long –term debt

As at December 31, 2011, the Company owed $1,122,862 (2010 - $nil) of debt relating to the acquisition of the wave energy technology, as noted in Note 3.  And, the debt is unsecured, due interest at 10% per annum.  The amount owing is payable in equal monthly installments as follows:

	Total Payment	Unrealized Interest	Principal

2012	$502,662	93,986	408,676
2013	512,712	50,710	462,002
2014	257,577	5,393	252,184

Total	$757,797	150,089	1,122,862

The repayment schedule for the note payable is accelerated to three equal monthly payments of the remaining outstanding amounts at such time where the Company generates $10,000,000 in direct revenues from the technology.

5.

Related Parties Transactions

a)

As at December 31, 2011, the Company owed $15,796 (2010 - $nil) to the former President of the Company.  The amounts were used to fund operations.  The amounts owing are unsecured, non-interest bearing, and due on demand.

b)

As at December 31, 2011, the Company owed $nil (2010 - $29,606) to the former President of the Company.  During the year ended December 31, 2011, the former President of the Company forgave all outstanding amounts owing and recorded as Additional Paid-in Capital.

c)

On October 3, 2011, the Company purchased the rights to a wave energy technology from Hidroflot, S.A., a company solely owned by the President of the Company, for $1,400,000 (see note 3 and 4).

d)

On December 13, 2011, the Company purchased the rights to an off-shore wind energy technology from Green& Blue Sustainable Technologies, a company solely owned by the President of the Company, for 25,000,000 common shares with a fair value of $5,750,000 (see note 3).

6.

Common Shares

a)

On September 15, 2011, the Company issued 4,500,000 common shares for proceeds of $450,000.  The shares carry a special restrictive covenant prohibiting any public sales or legend removals before March 31, 2013.

b)

On December 16, 2011, the Company issued 25,000,000 common shares with a market value of $5,750,000 to acquire an off-shore wind technology.

F-9

7.

Income Taxes

The Company has $310,478 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2027.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes.  As at December 31, 2011 and 2010, the Company had no uncertain tax positions.

	December 31, 2011 $	December 31, 2010 $

Net loss before taxes	116,622	13,610
Statutory rate	34%	34%

Computed expected tax recovery	39,651	4,627
Change in valuation allowance	(39,651)	(4,672)

Income tax provision	–	–

8.

Subsequent Events

On February 24, 2012, the Company increased the number of authorized common shares from 70,000,000 common shares to 250,000,000 common shares with a par value of $0.001 per share.

On March 26, 2012, the Company issued 1,400,000 common shares to Zenith Equity Group Ltd. pursuant to share subscriptions received.  The shares were issued at a price of $0.30 for cash consideration of $504,000.00.  The shares carry a special restrictive covenant prohibiting any public sales or legend removal before March 31, 2013

F-10

Ocean Electric Inc.

(A Development Stage Company)

March 31, 2012

F-11

OCEAN ELECTRIC INC.

(formerly known as Gold Holding Corp.)

(A Development Stage Company)

Balance Sheets

(unaudited)

	March 31, 2012 $	December 31, 2011 $

ASSETS

Current Assets
Cash	651,748	297,233
Prepaid expenses	1,249	2,498

Total current assets	652,997	299,731

Other Assets
Intangible assets, net	6,801,841	6,917,978

Total Other Assets	6,801,841	6,917,978

Total Assets	7,454,838	7,217,709

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	9,040	2,943
Loan payable to related party	15,796	15,796
Current portion of long-term debt (Note 4)	421,502	408,676

Total Current Liabilities	446,338	427,415

Long- Term Liabilities

Long-term debt, net of current portion (Note 4)	603,581	714,186

Total long-term liabilities	603,581	714,186

Total Liabilities	1,049,919	1,141,601

STOCKHOLDERS’ EQUITY

Preferred Stock
Authorized: 5,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share	35,800	34,400
Issued and outstanding: 35,800,000 and 34,400,000 common shares

Additional Paid-In Capital	6,852,061	6,349,461

Common shares issuable	1,500,000	–

Accumulated Deficit during the Development Stage	(1,982,942)	(307,753)

Total Stockholders’ Equity	6,404,919	6,076,108

Total Liabilities and Stockholders’ Equity	7,454,838	7,217,709

(The accompanying notes are an integral part of these financial statements)
F-12

OCEAN ELECTRIC INC.

(formerly known as Gold Holding Corp.)

(A Development Stage Company)

Statements of Operations

(unaudited)

	For the three months ended March 31, 2012 $	For the three months ended March 31, 2011 $	Accumulated from January 10, 2006 (Date of Inception) to March 31, 2012 $

Revenues	–	–	4,000

Operating Expenses

Amortization	116,137	–	166,397
General and administrative	31,791	5,100	245,640
Management fees	1,500,000	–	1,500,000

Total Operating Expenses	1,647,928	5,100	1,912,037

Loss before other expense	(1,647,928)	(5,100)	(1,908,037)

Other Expense

Interest expense	(27,261)	–	(56,925)
Other expense	–	–	(17,980)

Total Other Expense	(27,261)	–	(74,905)

Net Loss	(1,675,189)	(5,100)	(1,982,942)

Net Loss per Share – Basic and Diluted	(0.05)	(0.00)

Weighted Average Shares Outstanding – Basic and Diluted	34,492,308	4,900,000

(The accompanying notes are an integral part of these financial statements)

F-13

OCEAN ELECTRIC INC.

(formerly known as Gold Holding Corp.)

(A Development Stage Company)

Statements of Cash flows

(unaudited)

	For the three months ended March 31, 2012 $	For the three months ended March 31, 2011 $	Accumulated from January 10, 2006 (Date of Inception) to March 31, 2012 $

Cash Flow From Operating Activities

Net loss	(1,675,189)	(5,100)	(1,982,942)

Adjustments to reconcile net loss to net cash used in operating activities:

Amortization	116,137	–	166,397
Imputed interest	27,261	–	56,925
Management fee	1,500,000		1,500,000

Changes in operating assets and liabilities:

Accounts payable	6,097	5,100	9,040
Prepaid expenses	1,249	–	(1,249)

Net Cash Used In Operating Activities	(24,445)	–	(251,829)

Cash Flow From Financing Activities

Proceeds from related parties	–	–	45,702
Repayments of note payable	(125,040)	–	(250,080)
Common stock issued for cash	504,000	–	1,107,955

Net Cash Provided By Financing Activities	378,960	–	903,577

Increase in Cash	354,515	–	651,748

Cash – Beginning of Period	297,233	–	–

Cash – End of Period	651,748	–	651,748

Supplemental Disclosures

Interest paid	27,261	–	56,925
Income tax paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

F-14

1.

Nature of Operations and Continuance of Business

Ocean Electric Inc. (the “Company”) was incorporated in the State of Nevada on January 10, 2006.  On October 27, 2009, the Company changed its name from Royal Equine Alliance Corp. to Gold Holding Corp., and on January 23, 2012, changed its name from Gold Holding Corp. to Ocean Electric Inc.  The Company is a development stage company that plans to focus on alternative energy sources.  The Company is a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  As of March 31, 2012, the Company has working capital of $206,659 and an accumulated deficit of $1,982,942.  The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is December 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances.  The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  The actual results experienced by the Company may differ materially and adversely from the Company’s estimates.  To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Interim Financial Statements

These interim financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown.  The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

F-15

2.

Summary of Significant Accounting Policies (continued)

e)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.  Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

f)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, loan payable to related party and long-term debt.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.  We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of March 31, 2012, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

F-16

2.

Summary of Significant Accounting Policies (continued)

h)

Intangible Assets

Intangible assets are comprised of patents and licenses relating to wave energy and wind energy technology.  The intangible assets are externally acquired and are amortized straight-line over a useful life of fifteen years with zero residual value.

i)

Impairment of Long-Lived Assets

In accordance with ASC 360, Property Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable.  Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances.  An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

j)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Intangible Assets

			March 31,	December 31,
			2012	2011
		Accumulated	Net Carrying	Net Carrying
	Cost	Amortization	Value	Value
	$	$	$	$

Wave energy technology	1,218,238	40,107	1,178,131	1,198,435
Wind energy technology	5,750,000	126,290	5,623,710	5,719,543

	6,968,238	166,397	6,801,841	6,917,978

On October 3, 2011, the Company acquired all of the rights and patents to a wave energy technology developed by Hidroflot, S.A.  The purchase price is $1,400,000 for the technology, which is payable in thirty-three monthly installments, and has been recorded at the present value of $1,218,238, based on the present value of payments.

On December 13, 2011, the Company acquired all of the rights and patents to an off-shore wind energy technology developed by Green& Blue Sustainable Technologies.  The Company issued 25,000,000 common shares as full payment for the acquisition, with a market value of $5,750,000.

F-17

3.

Intangible Assets (continued)

Estimated Amortization Expense	$

For the year ended December 31, 2012	464,549
For the year ended December 31, 2013	464,549
For the year ended December 31, 2014	464,549
For the year ended December 31, 2015	464,549
For the year ended December 31, 2016	464,549
After December 31, 2016	4,479,096
Total	6,801,841

4.

Long-Term Debt

As at March 31, 2012, the Company owed $1,025,083 (2011 - $1,122,862) of debt relating to the acquisition of the wave energy technology, as noted in Note 3.  The amount owing is payable in equal monthly installments as follows:

	Total Payment	Unrealized Interest	Principal
	$	$	$

2012	377,622	66,723	310,899
2013	512,721	50,719	462,002
2014	259,577	7,395	252,182

Total	1,149,920	124,837	1,025,083

The repayment schedule for the note payable is accelerated to three equal monthly payments of the remaining outstanding amounts at such time where the Company generates $10,000,000 in direct revenues from the technology.

The Company is required to make the following principal repayments on the long-term debt:

$

2012	310,898
2013	462,002
2014	252,183

Total	1,025,083

5.

Related Party Transactions

a)

As at March 31, 2012, the Company owed $15,796 (2011 - $15,796) to the former President of the Company.  The amounts were used to fund operations.  The amounts owing are unsecured, non-interest bearing, and due on demand.

b)

On October 3, 2011, the Company purchased the rights to a wave energy technology from Hidroflot, S.A., a company solely owned by the President of the Company, for $1,400,000 (see note 3).

c)

On December 13, 2011, the Company purchased the rights to an off-shore wind energy technology from Green & Blue Sustainable Technologies, a company solely owned by the President of the Company, for 25,000,000 common shares with a fair value of $5,750,000 (see note 3).

F-18

6.

Common Shares

a)

On February 24, 2012, the Company increased the number of common shares authorized from 75,000,000 common shares to 250,000,000 common shares.

b)

On March 26, 2012, the Company issued 1,400,000 common shares for proceeds of $502,600.

c)

On April 27, 2012, the Company issued 20,000,000 shares with a fair value of $6,000,000 to the President of the Company for management fees for the period of January 1, 2012 to December 31, 2012.  The Company recorded $1,500,000 as management fee for 1st quarter and common stock issuable.

7.

Subsequent events

a)

On April 16, 2012, the Company entered into an agreement with a production company, whereby the production company will produce an advertorial video project at a cost of $395,152, to be paid according to the following schedule:

·

50% ($197,576) upon signing of the agreement,

·

25% ($98,788) prior to commencement of animation, and

·

25% ($98,788) on delivery of the final video project.

b)

On April 27, 2012, the Company issued 20,000,000 shares with a fair value of $6,000,000 to the President of the Company for management fees for the period of January 1, 2012 to December 31, 2012.

F-19